UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2012

EPOLIN, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-17741

New Jersey	22-2547226
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

358-364 Adams Street Newark, New Jersey	07105
(Address of principal executive offices)	(Zip Code)

Registrant’s  telephone number, including area code:   (973) 465-9495

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01    Changes in Control of Registrant.

On March 16, 2012, Epolin, Inc. (the “Company” or “Epolin”) filed a Current Report on Form 8-K disclosing that the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Polymathes Holdings I LLC, a New Jersey limited liability company (the “Parent”), and Polymathes Acquisition I Inc., a New Jersey corporation and wholly owned subsidiary of the Parent (the “Purchaser”), pursuant to which Parent has agreed to cause the Purchaser to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, no par value per share, of the Company (the “Shares”), at a price of $0.22 per Share (the “Offer Price”), paid to the seller in cash, without interest thereon and subject to applicable withholding taxes.

The Offer expired at 5:00 PM, New York City time, on June 12, 2012 (the “Expiration Date”).  Based upon the final information provided by the depositary for the Offer, as of the Expiration Date, 10,239,351 Shares have been tendered and not withdrawn prior to the expiration of the Offer (which includes 14,500 shares tendered pursuant to notices of guaranteed delivery) which represents approximately 82.2% of all outstanding Shares on a fully diluted basis.  Purchaser has accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn in the Offer.  On June 13, 2012, Epolin issued a press release announcing the results and expiration of the Offer.

Following the completion of the Offer, Parent intends, subject to applicable legal requirements, to become the owner of 100% of the equity interests of Epolin by completing a merger of Purchaser and Epolin by means of a long-form merger pursuant to which each Share that is not tendered and accepted in the Offer would be cancelled and converted into the right to receive cash in an amount equal to the Offer Price (the “Merger”).

The Purchaser has not exercised the Top-Up Option insofar that there are not sufficient authorized Shares available for issuance which would enable Purchaser to own, together with the number of Shares acquired by Purchaser pursuant to the Offer, one share more than 90% of the Shares then outstanding on a fully diluted basis in order to effect a short-form merger under New Jersey law.

The aggregate purchase price being paid by Purchaser in connection with the Offer is approximately $2,250,000 based upon the number of Shares which have been tendered.  To the Company’s knowledge and based upon information reported by Parent and Purchaser, all funding required by Purchaser in connection with the Offer and the subsequent contemplated merger of Parent and Epolin will be provided from a combination of (i) senior secured term loan facility for five years in an aggregate amount not to exceed $2.75 million from C3 Capital Partners II, L.P. and (ii) cash on hand.

The information set forth under Item 5.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.01.

Item 5.02      Departure of Directors or Certain Officer: Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provides that after the acceptance of and payment for the Shares tendered in the Offer (the “Acceptance Time”), the Parent shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of (i) the total number of directors on the Company Board (giving effect to the election or appointment of any additional directors pursuant to this provision) and (ii) the percentage that the number of Shares beneficially owned by the Parent and/or the Purchaser (including Shares accepted for payment in the Offer and the purchased Top-Up Option Shares, if any) bears to the total number of Shares outstanding, and Company shall, upon request by the Purchaser, promptly increase the size of the Company Board or use its reasonable best efforts to secure the resignations of such number of directors as is necessary to provide the Purchaser with such level of representation and shall cause the Purchaser’s designees to be so elected or appointed.

Following the election or appointment of the Parent’s designees to Company’s Board pursuant to the above and until the Effective Time of the Merger, Company’s Board shall at all times include, and Company, the Parent and the Purchaser shall use their reasonable best efforts to cause Company’s Board to at all times include, at least two Continuing Directors and each committee of the Company Board and the board of directors (or similar body) of each Subsidiary of Company shall at all times include, and Company, the Parent and the Purchaser shall use their reasonable best efforts to cause each committee of the Company Board and the board of directors (or similar body) of each Subsidiary of Company to at all times include, at least one Continuing Director.  A “Continuing Director” shall mean a person who is a member of the Company as of the date of the Merger Agreement or a person selected by the Continuing Directors then in office; provided, however that if the number of Continuing Directors is reduced to less than two prior to the Effective Time of the Merger, any remaining Continuing Directors (or Continuing Director, if there shall be only one remaining) shall be entitled to designate a person who is not an officer, director, stockholder or designee of Parent or any of its Affiliates to fill such vacancy, and such person shall be deemed to be a Continuing Director for all purposes of the Merger Agreement, or, if no Continuing Directors then remain, the other directors shall designate three persons who are not officers, directors, stockholders or designees of Parent or any of its Affiliates to fill such vacancies, and such persons shall be deemed to be Continuing Directors for all purposes of the Merger Agreement.

Pursuant thereto, and on June 15, 2012, James R. Torpey, Jr. and Herve A. Meillat (two of the Company’s then four directors) resigned as directors of the Company effective as of the Acceptance Time.  Until the Effective Time of the Merger, Murray S. Cohen and James Ivchenko (the other two remaining directors) have agreed to remain on the Board.

Effective as of June 15, 2012, the following persons were designated by the Parent and appointed as directors of the Company: William J. Golden, John F. Wachter and William S. Walsh so that the Board currently consists of five members.  In addition, effective as of June 15, 2012, Murray S. Cohen resigned as Chairman, Chief Scientist and Secretary of the Company and James Ivchenko resigned as President of the Company.  Mr. Wachter has been appointed Chairman and President of the Company effective as of June 15, 2012.  Greg Amato remains as Chief Executive Officer.

Biographical and other information with respect to Messrs. Golden, Wachter and Walsh has been previously disclosed in the Information Statement pursuant to Rule 14f-1 attached as Annex A to the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 originally filed with the SEC on May 11, 2012, as subsequently amended, and such information is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Epolin, Inc. on June 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOLIN, INC. (Registrant)

Dated: June 19, 2012	By:	/s/ Greg Amato
Name: Greg Amato
Title: Chief Executive Officer